EXHIBIT 21

                  INDEPENDENCE HOLDING COMPANY

                Subsidiaries as of March 26, 2001
                ---------------------------------

Subsidiary                                           Jurisdiction
----------                                           ------------
   Independence Capital Corp.                        Delaware
    Independence Financial Services Corp.            Delaware
     Madison National Life Insurance  Company, Inc.  Wisconsin
      Madison Investors Corporation                  Delaware
       Credico Corporation                           North Carolina
        Credico Life Insurance Company               Nevis
       SAR Holdings, L.P.                            Delaware
        Risk Assessment Strategies, Inc.             Delaware
       Standard Security Life Insurance
       Company of New York                           New York
        Standard Security Investors Corp.            New York
        SSH Corp.                                    Delaware
         First Standard Security Insurance Company   Delaware
   Madison Standard Corp.                            Wisconsin
   Independence Land and Capital, Inc.               Delaware
   IFS Corp.                                         Delaware
   G.P Associates Holding Corp.                      Delaware
   IndependenceCare Holdings L.L.C.                  Delaware
   IndependenceCare Underwriting Services
   -  Minneapolis L.L.C.                             Minnesota
   IndependenceCare  Underwriting  Services
   -  Illinois L.L.C.                                Minnesota
   IndependenceCare  Underwriting  Services
   -  Tennessee LLC                                  Tennessee